UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2009

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2009, United States President Barack Obama nominated Gen. Charles F. Bolden, Jr., a current director of Marathon Oil Corporation, to serve as National Aeronautics and Space Administration (“NASA”) Administrator.

On May 27, 2009, Gen. Bolden notified Marathon that, if his nomination to serve as NASA Administrator is confirmed by the United States Senate, he would accept the position and would resign his directorship and all committee appointments with Marathon.  Gen. Bolden currently serves on Marathon’s Audit and Finance Committee, Corporate Governance and Nominating Committee, and Public Policy Committee.  The schedule for the confirmation process with respect to his nomination has not been publicly announced.  Gen. Bolden’s notice of intent to resign to accept the position of NASA Administrator did not arise from any disagreement with Marathon on any matter relating to Marathon's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cau sed this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation
June 1, 2009	By:	/s/ Michael K. Stewart

Name: Michael K. Stewart
Title: Vice President, Accounting and Controller